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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 pertaining to the registration of 562,285 shares of Blue Rhino Corporation's common stock and to the incorporation by reference of our report dated September 21, 1999, except for Note 17, as to which the date is October 25, 1999, with respect to the consolidated financial statements and schedule of Blue Rhino Corporation included in its Annual Report on Form 10-K for the year ended July 31, 1999 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Winston-Salem, North Carolina
September 25, 2000